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                                                                    Exhibit 99

[ZOLTEK LOGO]

FOR IMMEDIATE RELEASE                                 NASDAQ NMS SYMBOL: "ZOLT"
---------------------                                 -------------------------

           ZOLTEK REPORTS EXCELLENT FIRST QUARTER OPERATING RESULTS
           --------------------------------------------------------

         ST. LOUIS, MISSOURI -- FEBRUARY 9, 2007 -- Zoltek Companies, Inc. today reported accelerated sales growth trends and strong improvement in operating performance in the first quarter of its 2007 fiscal year ended December 31, 2006.

         On a year-over-year basis, Zoltek's sales nearly doubled - increasing to $30.3 million for the quarter, compared to $15.6 million in the first quarter of the previous year. On a sequential quarter basis, Zoltek's sales increased 27% (from $23.8 million) in the quarter ended September 30, 2006.

         Operating income from continuing operations of $3.0 million for recently completed quarter, compared to an operating loss from continuing operations of $1.0 million in the prior year quarter. Similarly, Zoltek reported a positive cash flow from operating activities of $3.5 million for the three months ended December 31, 2006, compared to a negative cash flow from operating activities of $5.7 million for the three months ended December 31, 2005.

         "It was an excellent quarter in every important operating respect," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "Given the continuing growth in demand for our carbon fibers, our principal challenge is simply to execute, and that is what we are doing - with increasing success."

         "We achieved a significant improvement in utilization rates at our carbon fiber production facilities, with more improvement possible in the near future," Rumy continued. "Our gross margin rose from 16% in the year ago quarter to 26% in the latest quarter. We expect to have two new carbon fiber production lines up and running in Hungary in March, and another two lines should be operational in April. In January, we successfully implemented a double-digit price increase for our carbon fibers, which will mitigate the effect of recent cost increases and provide for higher margins in the remainder of fiscal 2007."

         Zoltek's expansion program calls for the planned addition of four more production lines to be completed by as early as September 2007. This will represent an additional 5 million pound (2,250 tons) per year of rated carbon fiber production capacity. In addition to the carbon fiber expansion, the Company plans to expand its precursor capacity to meet the new capacity requirements and the anticipated expansion in fiscal 2008. "We are reviewing our expansion requirements past the 2007 plans and expect to announce those plans shortly," Rumy said.


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[ZOLTEK LOGO]

Zoltek Reports Excellent First Quarter Operating Results
Page 2
February 9, 2007

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         Financial reporting for the quarter reflected a charge of $8.4 million related to convertible debt and warrant issuances. Of this charge, $6.4 million related to a non-cash charge for warrants issued in December 2006 to provide funds which may be required to post a bond in connection with the continuing defense of a lawsuit alleging breaches of a supply contract with SP Systems. Any bond amount has not yet been determined by the court. As previously stated, Zoltek will be vigorously contesting an adverse initial judgment in this case, including through the appeals process in federal court, if necessary.

----------------------------------------------------------------------------------------------------------
                                                           Three Months Ended           Three Months Ended
                                                               December 31,                September 30,
----------------------------------------------------------------------------------------------------------
(in $ millions, except per share data)                   2006              2005                2006
----------------------------------------------------------------------------------------------------------
Sales.............................................  $    30.2         $    15.6           $    23.8
Gross margin......................................  $     7.8~26%     $     2.6~17%       $     5.1~21%
Operating income (loss) from continuing
  operations prior to litigation charge*..........  $     3.1~10%     $    (1.0)~(6)%     $     1.7~7%
Cash provided by (used in) operating
  activities......................................  $     3.5         $    (5.7)          $    (1.2)
----------------------------------------------------------------------------------------------------------

*  Non-U.S. GAAP measures.  See attached Summary Financial Results for reconciliation.

         Zoltek will host a conference call to review first quarter 2007 results and answer questions on Tuesday, February 13, 2007, at 10:00 am CT.
The conference dial-in number is (866) 791-6252. The confirmation code is 5429368. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time.

                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs;
manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development;
manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.


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[ZOLTEK LOGO]

Zoltek Reports Excellent First Quarter Operating Results
Page 3
February 9, 2007

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                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                       (Amounts In Thousands Except Per Share Data)
                                                       (Unaudited)

                                                                                           Three Months Ended
                                                                                           ------------------
                                                                               December 31    December 31     September 30
                                                                                  2006            2005            2006
                                                                                -----------------------------------------
Net sales.......................................................................$   30,285      $   15,557     $   23,814
Cost of sales...................................................................    22,434          13,027         18,681
Application and development costs...............................................     1,592           1,078          1,251
Selling, general and administrative expenses....................................     3,242           2,466          2,197
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
   PRIOR TO LITIGATION CHARGE*..................................................     3,017          (1,014)         1,685
Interest income.................................................................       386               -            222
Net interest expense related to non-convertible debt*...........................       (71)           (152)          (157)
Other, net......................................................................      (274)             (5)          (703)
Income tax expense..............................................................       203              97            200
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   CONVERTIBLE DEBT EXPENSE AND LITIGATION CHARGE*..............................     2,855          (1,268)           847
                                                                                ----------      ----------     ----------
Income (expense) related to convertible debt and warrant issuances*.............    (8,450)          7,368           (630)
Expense related to litigation charge............................................         -               -        (23,110)
Income (loss) from continuing operations........................................    (5,595)          6,128        (22,893)
Income (loss) on discontinued operations, net of taxes..........................       (68)            160             14
NET INCOME (LOSS)...............................................................    (5,663)          6,288        (22,879)

Diluted loss per share:
      Continuing operations.....................................................$    (0.23)     $     0.02     $    (0.89)
      Discontinued operations...................................................     (0.00)           0.01          (0.00)
                                                                                ----------      ----------     ----------
          Total $...............................................................$    (0.23)     $     0.03     $    (0.89)
                                                                                ==========      ==========     ==========

Weighted average common shares outstanding - diluted............................    25,961          22,385         25,648

-------------------------

* To provide transparency about measures of the Company's financial performance which management considers most relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "operating income (loss) from continuing operations prior to litigation charge." Operating loss per GAAP was $21,415 for the quarter ended September 30, 2006 and "income (loss) from continuing operations before convertible debt expense and litigation charge" which is a non-GAAP financial measure. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures of its business. Zoltek believes the presentation of these measures is useful to investors because they are more indicative of the Company's underlying business performance and, since the Company expects, based on the recent amendment to its September 2005 financing package, the Company no longer has outstanding any convertible debt or warrants that require derivative accounting.